Bradley L. Steere II, Esq.
52 White Street, 4th Floor
New York, New York 10013
(212) 226-6914
bradley.steere@verizon.net

May 23, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:	Continental Fuels, Inc. - 2007 Stock Option/Stock Issuance Plan

Ladies and Gentlemen:

I have acted as special counsel to Continental Fuels, Inc., a Nevada corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") pertaining to the registration by the Company under the Securities Act of 1933, as amended, of an aggregate of 20,000,000 shares of common stock ("Common Stock"), $0.001 par value per share (the "Shares") of the Company, pursuant to the Continental Fuels, Inc. 2007 Stock Option/Stock Issuance
Plan (the "Plan").

I have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction of such documents, corporate records and instruments, as I have deemed necessary or appropriate for purposes of this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

I have relied, without independent investigation, upon a certificate from the Company and have also assumed that the Company will cause certificates representing Shares issued in the future to be properly executed and delivered and will take all other actions appropriate for the due and proper issuance of such Shares. I have assumed for purposes of this opinion that options issued or issuable under the Plan, and the Shares issuable upon exercise of such options under Plan, have been and will be duly authorized by all necessary corporate action on the part of the Company and such options and Shares have been and will be duly authorized and granted under the Plan.

I am a member of the Bar of the State of New York. I do not hold myself out as being conversant with, and express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York, the general corporation law of the State of Nevada, and laws of the United States of America.

Subject to the limitations stated in this letter, and subject further to the following limitations, it is my opinion that the Shares issued or issuable by the Company, under and in accordance with all of the provisions of the Plan, will, upon delivery thereof and receipt by the Company of all and adequate consideration owed to the Company therefore (assuming such consideration exceeds the par value therefore), be validly issued, fully paid and non-assessable.

Securities and Exchange Commission
May 23, 2008

The foregoing assumes that the aforesaid Registration Statement will become and remain effective under the Securities Act of
1933, as amended, prior to any offering of the Shares pursuant to the terms thereof and will be amended, as appropriate, and that there will be compliance with all applicable state securities laws in connection with the offering of such securities, as well as compliance with the terms of the offering set forth in the Registration Statement.

This opinion is rendered solely for your benefit and may not be relied upon by any other person or entity. I undertake no, and hereby disclaim any obligation to advise you of any change in any matter set forth herein. Without my prior written consent, this opinion may not be quoted in whole or in part or otherwise referred to in any report or document furnished to any person or entity.

I consent to the filing of this letter as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

By:	/s/ Bradley L. Steere II, Esq.
Bradley L. Steere II, Esq.
Counsel to the Company